                                                                    Exhibit 10.3


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

                  This Second Amendment to Employment Agreement, effective as of the 5th day of March, 1997 , ("Amendment") by and between Steven Mandell a resident of the state of New Jersey ("Employee"), and Party City Corporation, a Delaware corporation (together with its successors and assigns referred to herein as the "Corporation").

                                   WITNESSETH

                  WHEREAS, the Employee and the Corporation entered into a certain employment agreement, dated as of August 3, 1992, as amended and extended on January 16, 1996 (the "Employment Agreement"); and

                  WHEREAS, the Employee and the Corporation desire to further amend and extend the terms of such Employment Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties hereto hereby agree as follows:

                  1. Term. Section 1 of the Employment Agreement is hereby extended by 12 months so that the terms and conditions of the Employment Agreement end on December 31, 1998 (the "Term") .

                  2. Compensation. Section 3 of the Employment Agreement is hereby amended so that the Employee shall increase his annualized rate of compensation to $300,000 for the last year of the Term, otherwise known as the 12 months ending December 31, 1998

                  3. All Other Terms. The Employee and Corporation agree hereby to maintain the effect of all other terms of the Employment Agreement for the 12 months ending December 31,

1998 and for any periods thereafter required under such terms and conditions.

                  4. Arbitration. Any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Amendment or the breach hereof, or the subject matter hereof shall be finally settled by arbitration in Morris County, New Jersey pursuant to the rules then applying of the American Arbitration Association. The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be commenced within thirty (30) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators shall be handed down within thirty (30) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Amendment; judgment upon such decision or award may be entered in any competent Federal or state court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award.

                  5. General.

                           5.1 Governing Law. This Amendment shall be governed
by and construed and enforced in accordance with the local laws of the State of New Jersey applicable to agreements made and to be performed entirely in New Jersey.

                           5.2 Captions. The section headings contained herein
are for reference
purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

                           5.3 Entire Agreement. This Amendment sets forth the
entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Amendment, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                           5.4 Amendment. This Amendment may be amended,
modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Amendment, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Amendment.

                 IN WITNESS WHEREOF, the parties have executed this Amendment as of this 5th day of March, 1997.


                                       PARTY CITY CORPORATION


                                       By: /s/ David Lauber
                                          ----------------------------
                                          David Lauber, Vice President

                                          /s/ Steven Mandell
                                          ----------------------------
                                          Steven Mandell